UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):     December 15, 2011

Stoneridge, Inc.

(Exact name of registrant as specified in its charter)

Ohio	001-13337	34-1598949
(State of other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

9400 East Market Street
Warren, Ohio		44484
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (330) 856-2443

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 15, 2011, Stoneridge, Inc. (“the Company”) entered into a 2011 Amended and Restated Change in Control Agreement (the “CIC Agreement”) with the following named executive officers: John C. Corey, George E. Strickler, Thomas A. Beaver, Mark J. Tervalon and Michael D. Sloan.  The material modifications from the prior change in control agreements in place with these executives are that in these CIC Agreements, the provision for excise tax gross up payments to the executive should the total payments exceed 110% of the safe harbor payments (as defined in the CIC Agreement) has been eliminated and for Mr. Corey and Mr. Strickler the payments (described below) have been changed to three times annual base salary and annual bonus compensation from two times those amounts.

The CIC Agreement is a “double trigger” agreement and supersedes all prior change in control agreements.  In order for the executives to receive the payments and benefits set forth in the CIC Agreement both of the following events must occur (i) a change in control in the Company, as defined in the CIC Agreement, and (ii) a termination of the executive’s employment by the Company without cause, or a voluntary termination by the executive for good reason (i.e., reduction in duties, responsibilities or pay), within two years of the change in control.  If both “triggering” events described occur and the executive timely delivers a release to the Company, the Company will be obligated to pay to Mr. Corey and Mr. Strickler a lump sum payment 90 days after the second “triggering” event of (i) three times the executive’s annual base compensation plus (ii) three times the executive’s annual bonus.  If both “triggering” events described occur and the executive timely delivers a release to the Company, the Company will be obligated to pay to Mr. Beaver, Mr. Tervalon and Mr. Sloan a lump sum payment 90 days after the second “triggering” event of (i) two times the executive’s annual base compensation plus (ii) two times the executive’s annual bonus.  In addition, at the same time the Company must pay the executive a lump sum payment equal to the pro rata annual bonus for the year of the termination and continue to cover the executive’s life and health insurance benefits for a period of twenty-four months following the termination.  However, if the executive is a “specified employee,” within the meaning of IRC Section 409A, payments to executive pursuant to the CIC Agreement shall be made on the date which is the earlier of the executive’s death or six months after the date of executive’s separation from service with the Company.

Item 9.01                       Financial Statements and Exhibits.

(c)           Exhibits

Exhibit No.	Description

10.1	2011 Amended and Restated Change in Control Agreement: CEO and CFO

10.2	2011 Amended and Restated Change in Control Agreement: all except CEO and CFO

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Stoneridge, Inc.

Date: December 21, 2011	/s/ George E. Strickler
George E. Strickler, Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)

Exhibit Index

Exhibit No.	Description

10.1	2011 Amended and Restated Change in Control Agreement: CEO and CFO

10.2	2011 Amended and Restated Change in Control Agreement: all except CEO and CFO